Exhibit 99.1

Contact:
Bruce Widener, CEO
502-657-3507
investors@askbeacon.com

Porter, LeVay & Rose, Inc.
Marlon Nurse, V.P. – Investor Relations
212-564-4700

Halliburton Investor Relations
Geralyn DeBusk, President, or Hala Elsherbini, COO
972-458-8000

Beacon Enterprise Solutions Announces Personnel Changes

LOUISVILLE, KY, October 20, 2011 — Beacon Enterprise Solutions Group, Inc. (OTC BB:  BEAC) (www.askbeacon.com), an emerging global leader in the design, implementation and management of high performance Information Technology Systems (“ITS”) infrastructure solutions, today announced changes in key personnel.

Victor Agruso, (51), Chief Human Resource Officer for the past 3 years, has taken on the additional role of Chief Administrative Officer, a newly created position to facilitate greater organizational and reporting efficiencies.  Mr. Agruso has more than 20 years of corporate leadership and international experience with companies such as Nike and Hallmark Cards, with focus on strategic planning and organizational development

Scott Fitzpatrick, (48), previously Beacon’s Corporate Controller, was promoted to Vice President Corporate Controller and Treasurer, and is Beacon’s Principal Financial Officer.  Mr. Fitzpatrick has more than 25 years of accounting/finance experience with growth-oriented public companies, including serving as Corporate Controller and Director/Manager for multi-location companies in both service and manufacturing industries.  His experience encompasses  International Accounting, SEC and Internal Financial Reporting, GAAP Compliance, Financial Analysis, Budgeting, and many other financial and operational areas.

Beacon also promoted Greg Guilford, (44), to Vice President Financial Planning & Reporting from Director of Financial Reporting.  Mr. Guilford, has more than 20 years of financial, management and operational experience, and will continue to oversee all internal and external financial reporting activities.

Concurrent with these promotions, Beacon also announced Michael Grendi has resigned as Chief Financial Officer to pursue other opportunities.

“The promotions of Victor, Scott and Greg are very well deserved,” stated Bruce Widener, CEO and Chairman of Beacon.  “The three of them have demonstrated their value to the Company over the past several years and have been instrumental in the implementation of our revenue growth and cost reduction strategies.  I would also like to wish Mike Grendi tremendous luck and success in the future as he pursues new opportunities and thank him for his hard work while at Beacon.  Mike did a great job of leading our finance group through a challenging transition period, helping to drive cost out of the business and implementing structure that will help support our current and future growth.”

About Beacon Enterprise Solutions Group, Inc.

Beacon Enterprise Solutions Group is an emerging global leader in the design, implementation and management of high performance Information Technology Systems (“ITS”) infrastructure solutions.  Beacon offers fully integrated, turnkey IT infrastructure solutions capable of fully servicing the largest companies in the world as they increasingly outsource to reduce costs while optimizing critical IT design and infrastructure management.  Beacon is headquartered in Louisville, Kentucky, with regional headquarters in Cincinnati, Ohio, Dublin, Ireland, Prague, Czech Republic and personnel located throughout the United States and Europe.

For additional information, please visit Beacon’s corporate website: www.askbeacon.com

This press release may contain “forward-looking statements.” Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.  These forward-looking statements may include, without limitation, statements about our market opportunity, strategies, competition, expected activities and expenditures as we pursue our business plan.  Although we believe that the expectations reflected in any forward looking statements are reasonable, we cannot predict the effect that market conditions, customer acceptance of products, regulatory issues, competitive factors, or other business circumstances and factors described in our filings with the Securities and Exchange Commission may have on our results.  The company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

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